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                                                                    EXHIBIT 99.1


                               (KIRKLAND'S LOGO)

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        News Release

Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444

               KIRKLAND'S FOUNDER TO ASSUME CHAIRMAN EMERITUS ROLE

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                   ROBERT ALDERSON NAMED CHAIRMAN OF THE BOARD
               RALPH T. PARKS AND STEVEN J. COLLINS JOIN THE BOARD

JACKSON, Tenn. (December 3, 2004) -- Kirkland's, Inc. (NASDAQ/NM: KIRK) today announced that Carl Kirkland, the Company's Chairman of the Board, has been appointed Chairman Emeritus in connection with his retirement from full-time service with the Company, and that Robert Alderson, the Company's President and Chief Executive Officer, has been elected Chairman of the Board to succeed Mr. Kirkland in that capacity. Mr. Kirkland will continue to serve on the Company's Board of Directors and will advise the Company on a variety of matters.

         The Company also announced that it has expanded its Board of Directors to a total of nine with the election of Ralph T. Parks and Steven J. Collins. Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer. Mr. Collins is a principal with Advent International Corporation, an international private equity firm that is the Company's largest shareholder.

          "Since completing our initial public offering in July 2002, we have strengthened the management team with key hires in virtually every area of the business," Mr. Kirkland commented. "With such a talented management team and two solid additions to our Board, Kirkland's is poised to benefit from the strongest leadership it has ever had. The time is right for me to step back and enjoy more personal time. I value and cherish the relationships that I have built through the years with so many great people at this company. I look forward to continuing to contribute as a director as we accelerate our efforts to make Kirkland's the leading specialty retailer of home decor and gifts."

         Mr. Alderson added, "Since Carl co-founded the Company some 37 years ago, he has been the motivating force behind our growth to 319 stores in 37 states and our building of a broad and loyal customer base. We are delighted for him and his family that he now has the opportunity to take the time to enjoy the fruits of those years of effort and are grateful that we will continue to benefit from his leadership and passion for our Company, its associates and customers."

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 319 stores in 37 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden
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accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at http://www.kirklands.com.



                  Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 15, 2004. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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